EXHIBIT 99.2

              Certifications of the Principal Financial Officer
                         Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of SVI Solutions, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 15, 2004                        /s/ Ran Furman
                                                --------------------------------
                                                Ran Furman
                                                Chief Financial Officer


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